Exhibit 99.1

FILED
May 23, 2005

RICHARD W. WIEKING
CLERK, U.S. DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re McKESSON HBOC, INC.
SECURITIES LITIGATION

NO. C-99-20743 RMW
And Related Cases

ORDER DENYING PRELIMINARY
APPROVAL OF CLASS ACTION
SETTLEMENT

[Re Docket No. 1230]

     As set forth below, the court denies without prejudice approval of the proposed class action settlement between Lead Plaintiff, McKesson and HBOC. The court will issue an order on its return further detailing its reasoning, however, due to its scheduled unavailability, it wanted to alert the parties as to its major concerns with the Revised Proposed Final Judgment and Order of Dismissal.

     First, the PSLRA does seem to occupy the field with respect to the judgment reduction formula and does not provide for a per claim determination of liability. Rather, the PSLRA provision appears to require a determination of overall percentage of fault with respect to all violators of securities law who contributed to plaintiffs loss. 15 U.S.C. §§78u-4(f)(3)&(7)(A). Accordingly, the court cannot approve the judgment reduction provision set forth in the Revised Proposed Judgment at paragraph 11.

     Second, it appears that the contribution bar section of the PSLRA, id. §78u-4(f)(7)(A), is intended to bar contribution claims based a percentage of responsibility of persons contributing to the total loss incurred by the plaintiff and is not intended to bar claims for contractual indemnity. Therefore

ORDER DENYING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT — C-99-20743 RMW

the scope of the proposed bar order set forth in paragraph 9 of the Revised Proposed Judgment appears to exceed that contemplated by the PSLRA.

DATED:	5/20/05	/s/ Ronald M. Whyte

RONALD M. WHYTE United States District Judge

ORDER DENYING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT — C-99-20743 RMW

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